Oscar Health, Inc. ir.hioscar.com News Release

Oscar Health Announces Results for Second Quarter 2021

August 12, 2021

•Membership as of June 30, 2021 of 563,114, a 34.9% increase YoY
•For the quarter ended June 30, 2021:
◦Direct policy premiums of $838.1 million, a 44.4% increase YoY
◦Premiums earned of $528.2 million, a 364.3% increase YoY
◦Medical Loss Ratio of 82.4%, increased 2170 bps YoY
◦InsuranceCo Administrative Expense Ratio of 19.8%, improved 330 bps YoY
◦InsuranceCo Combined Ratio of 102.2%, increased 1840 bps YoY
◦Net loss of $(73.1) million, an increase of $32.1 million YoY; Adjusted EBITDA loss of $(50.4) million, an increase of $21.6 million YoY

New York, NY, August 12, 2021 - Health insurtech company Oscar Health, Inc. (NYSE: OSCR) today announced its financial results for the second quarter ended June 30, 2021.

“Our second quarter results tell a clear story: that our member-centric, tech-first approach to health care, continues to generate market demand and value for our members and +Oscar clients,” said Mario Schlosser, CEO and Co-Founder of Oscar. “With membership steadily increasing, we’re well-positioned on our path towards profitability for our Insurance business. We look forward to building upon this momentum in 2022 by entering three new states and 146 counties.1 For +Oscar, we are actively driving growth through a robust and active pipeline.”

Total direct policy premiums were $838.1 million in the quarter, up 44.4% year-over-year (“YoY”), driven primarily by higher membership growth in existing and new states and business mix shifts as well as increased enrollment from the Special Enrollment Period. Premiums earned in the quarter were up 364.3% YoY, driven both by membership growth and lower quota share cession rates in 2021.

Oscar’s InsuranceCo Combined Ratio, which is the sum of its Medical Loss Ratio (“MLR”) and the InsuranceCo Administrative Expense Ratio, increased 1840 bps YoY to 102.2% largely reflecting a higher MLR. The MLR increased to 82.4% in 2Q21 from 60.7% in 2Q20, primarily driven by meaningfully lower utilization in 2Q20 as a result of COVID-19, as well as higher COVID-19 testing and treatment costs and a return to more normalized utilization in 2Q21. The InsuranceCo Administrative Expense Ratio improved by 330 bps YoY, driven by increasing operating leverage from higher revenue, scale efficiencies from our tech stack, and the repeal of the health insurer fee (“HIF”).

Financial Results Summary

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
Premiums before ceded reinsurance	$723,927	$393,540	$1,334,026	$817,988
Reinsurance premiums ceded	(195,768)	(279,784)	(437,330)	(619,013)
Premiums earned	$528,159	$113,756	$896,696	$198,975
Net loss	$(73,068)	$(40,944)	$(160,439)	$(137,823)
1 Pending regulatory approvals.

Oscar Health, Inc.
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Key Metrics and Non-GAAP Financial Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Direct Policy Premiums (in thousands)	$838,075	$580,445	$1,658,889	$1,152,456
Medical Loss Ratio	82.4%	60.7%	78.7%	71.3%
InsuranceCo Administrative Expense Ratio	19.8%	23.1%	19.8%	23.3%
InsuranceCo Combined Ratio	102.2%	83.8%	98.5%	94.6%
Adjusted EBITDA(1) (in thousands)	$(50,391)	$(28,821)	$(76,650)	$(114,989)
(1) Adjusted EBITDA is a non-GAAP measure. See “Key Operating and Non-GAAP Metrics - Adjusted EBITDA” in this release for a reconciliation to net loss, the most directly comparable GAAP measure, and for information regarding Oscar’s use of Adjusted EBITDA.

Membership by Offering	As of
	June 30, 2021	June 30, 2020
Individual and Small Group	554,748	415,753
Medicare Advantage	3,749	1,727
Cigna + Oscar(1)	4,617	—
Total Members	563,114	417,480
(1)Represents total membership for Oscar’s co-branded partnership with Cigna.

Full Year 2021 Outlook
	Low	High
Direct and Assumed Policy Premiums (in thousands)	$3,200,000	$3,300,000
Medical Loss Ratio	85.0%	87.0%
InsuranceCo Administrative Expense Ratio	21.0%	22.0%
InsuranceCo Combined Ratio	107.0%	109.0%
Adjusted EBITDA(1) (in thousands)	$(380,000)	$(350,000)
(1)Oscar has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because Oscar is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, stock-based compensation expense. These items, which could materially affect the computation of forecasted GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of Oscar’s control. As such, any associated estimate and its impact on GAAP net loss could vary materially. For more information regarding Adjusted EBITDA, please see “Key Operating and Non-GAAP Metrics” below.
The foregoing statements represent management's current estimates as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

Oscar Health, Inc.
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Quarterly Conference Call Details
Oscar will host a conference call to discuss the financial results today, August 12, 2021 at 5:00 p.m. (ET). A live audio webcast and a supplemental presentation will be available via the Investor Relations page of Oscar’s website at ir.hioscar.com. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information
This release presents Adjusted EBITDA, a non-GAAP financial metrics, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. These statements include, but are not limited to, statements about our financial outlook and estimates, including direct policy premiums, medical loss ratio, administrative expense ratio and other financial performance, and the related underlying assumptions, our business and financial prospects, general and healthcare industry market conditions and trends, and our management’s plans and objectives for future operations, expectations and business strategy. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict and generally beyond our control.
Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the impact of COVID-19 on global markets, economic conditions, the healthcare industry and our results of operations, and the response by governments and other third parties; our ability to retain and expand our member base; our ability to execute our growth strategy; our ability to maintain or enter into new partnerships or collaborations with healthcare industry participants; negative publicity, unfavorable shifts in perception of our digital platform or other member service channels; our ability to achieve and/or maintain profitability in the future; changes in federal or state laws or regulations, including changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended (collectively, the “ACA”) and any regulations enacted thereunder; our ability to accurately estimate our incurred claims expenses or effectively manage our claims costs or related administrative costs, including as a result of fluctuations in medical utilization rates due to the impact of COVID-19; our ability to comply with ongoing regulatory requirements and applicable performance standards, including as a result of our participation in government-sponsored programs, such as Medicare; changes or developments in the health insurance markets in the United States, including the passage and implementation of a law to create a single-payer or government-run health insurance program; our ability to comply with applicable privacy, security, and data laws, regulations, and standards; our ability to maintain key in-network providers and good relations with the physicians, hospitals, and other providers within and outside our provider networks, or to arrange for the delivery of quality care; unfavorable or otherwise costly outcomes of lawsuits and claims that arise from the extensive laws and regulations to which we are subject; unanticipated results of risk adjustment programs; delays in our receipt of premiums; disruptions or challenges to our relationship with the Oscar Medical Group; cyber-security breaches of our and our partners’ information and technology systems; unanticipated changes in population morbidity and large-scale changes in health care utilization; and the other factors set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the Securities and Exchange Commission (“SEC”), and our other filings with the SEC.

You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Any forward-looking statement speaks only as of the date as of which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise.

Oscar Health, Inc.
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About Oscar Health

Oscar Health, Inc. (“Oscar”) is the first health insurance company built around a full stack technology platform and a relentless focus on serving its members. At Oscar, our mission is to make a healthier life accessible and affordable for all. Headquartered in New York City, Oscar has been challenging the health care system's status quo since our founding in 2012. The company’s member-first philosophy and innovative approach to care has earned us the trust of approximately 560,000 members as of June 30, 2021. We offer Individual & Family, Small Group and Medicare Advantage plans, and +Oscar, our full stack technology platform to others within the provider and payor space. Our vision is to refactor health care to make good care cost less. Refactor is a term used in software engineering that means to improve the design, structure, and implementation of the software, while preserving its functionality. At Oscar, we take this definition a step further. We improve our members’ experience by building trust through deep engagement, personalized guidance, and rapid iteration.

Investor Contact:
Cornelia Miller
VP of Investor Relations
ir@hioscar.com
917-397-0251

Media Contact:
Jackie Kahn
VP of Communications
comms@hioscar.com
202-538-0128

Source: Oscar Health, Inc.

Oscar Health, Inc.
News Release

Oscar Health, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Premiums before ceded reinsurance	$723,927	$393,540	$1,334,026	$817,988
Reinsurance premiums ceded	(195,768)	(279,784)	(437,330)	(619,013)
Premiums earned	528,159	113,756	896,696	198,975
Investment income and other revenue	1,122	1,569	1,973	4,453
Total revenue	529,281	115,325	898,669	203,428

Operating Expenses
Claims incurred, net	419,879	55,512	687,927	139,728
Other insurance cost	94,790	39,644	174,627	80,548
General and administrative expenses	50,911	35,994	113,973	67,833
Federal and state assessments	36,873	18,958	67,388	41,255
Health insurance industry fee	—	4,812	—	9,625
Premium deficiency reserve release	(921)	(244)	(10,464)	(262)
Total operating expenses	601,532	154,676	1,033,451	338,727
Loss from operations	(72,251)	(39,351)	(134,782)	(135,299)
Interest expense	228	—	3,925	—
Loss on extinguishment of debt	—	—	20,178	—
Loss before income tax expense	(72,479)	(39,351)	(158,885)	(135,299)
Income tax provision	589	1,593	1,554	2,524
Net loss	$(73,068)	$(40,944)	$(160,439)	$(137,823)

Earnings (Loss) per Share
Net loss per share, basic and diluted	$(0.35)	$(1.42)	$(1.08)	$(4.77)
Weighted average common shares outstanding, basic and diluted	207,478,268	28,905,083	148,505,273	28,889,801

Oscar Health, Inc.
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Oscar Health, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	June 30, 2021	December 31, 2020
Assets:
Current Assets:
Cash and cash equivalents	$1,671,540	$826,326
Short-term investments	614,979	366,387
Premium and other receivables	85,629	65,322
Risk adjustment transfer receivable	39,917	31,157
Accrued investment income	3,794	1,862
Balances due from reinsurance programs	400,174	579,393
Total Current Assets	2,816,033	1,870,447
Property, equipment, and capitalized software, net	40,874	35,812
Long-term investments	803,289	325,740
Restricted deposits	26,455	26,478
Other assets	19,368	13,136
Net deferred tax asset	467	493
Total Assets	$3,706,486	$2,272,106

Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current Liabilities:
Benefits payable	$407,322	$311,914
Risk adjustment transfer payable	1,043,863	716,370
Premium deficiency reserve	74,107	84,571
Unearned premiums	63,882	71,904
Accounts payable and accrued liabilities	135,339	137,524
Reinsurance payable	248,142	343,313
Total current liabilities	1,972,655	1,665,596
Long-term debt	—	142,487
Warrant liabilities	—	15,005
Total liabilities	1,972,655	1,823,088
Commitments and contingencies
Convertible Preferred Stock, $0.00001 par value; 407,156,831 shares authorized; 400,904,302 shares issued and outstanding as of December 31, 2020	—	1,744,911
Stockholders' Equity (Deficit)
Preferred stock, $0.00001 par value; 82,500,000 shares authorized, none issued or outstanding as of June 30, 2021	—	—
Class A common stock, $0.00001 par value; 825,000,000 shares authorized, 172,454,211 shares issued and outstanding as of June 30, 2021	2	—
Class B common stock, $0.00001 par value; 82,500,000 shares authorized, 35,115,807 shares issued and outstanding as of June 30, 2021	—	—
Series A common stock, $0.00001 par value, 680,000,000 shares authorized; 8,291,917 issued and outstanding as of December 31, 2020; Series B common stock, $0.00001 par value, 69,487,963 shares authorized; 23,162,654 shares issued and outstanding as of December 31, 2020; Series C common stock, $0.00001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of December 31, 2020	—	2
Treasury stock at (314,600 shares at June 30, 2021 and December 31, 2020)	(2,923)	(2,923)
Additional paid-in capital	3,324,337	133,255
Accumulated deficit	(1,587,545)	(1,427,106)
Accumulated other comprehensive income (loss)	(40)	879
Total Stockholders’ Equity (Deficit)	1,733,831	(1,295,893)
Total Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)	3,706,486	2,272,106

Oscar Health, Inc.
News Release
Oscar Health Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(160,439)	$(137,823)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred tax	26	125
Net realized gain on sale of financial instruments	(248)	(456)
(Gain) loss on fair value of warrant expense	12,856	548
Depreciation and amortization expense	6,990	5,065
Amortization of debt issuance costs	329	—
Stock-based compensation expense	37,388	14,697
Investment amortization, net of accretion	3,029	480
Debt extinguishment loss	20,178	—
Changes in assets and liabilities:
(Increase) / decrease in:
Premium and other receivables	(20,307)	(25,353)
Risk adjustment transfer receivable	(8,759)	(20,344)
Accrued investment income	(1,932)	(31)
Balances due from reinsurance programs	179,219	82,895
Other assets	(5,748)	(4,286)
Increase / (decrease) in:
Benefits payable	95,408	85,055
Unearned premiums	(8,022)	(8,865)
Premium deficiency reserve	(10,464)	(262)
Accounts payable and accrued liabilities	1,202	26,943
Reinsurance payable	(95,171)	(20,583)
Risk adjustment transfer payable	327,493	354,867
Net cash provided by operating activities	373,028	352,672
Cash flows from investing activities:
Purchase of investments	(1,198,325)	(167,738)
Sale of investments	287,440	196,130
Maturity of investments	181,102	54,271
Purchase of property, equipment and capitalized software	(12,531)	(7,866)
Change in restricted deposits	—	(1,010)
Net cash (used in) provided by investing activities	(742,314)	73,787
Cash flows from financing activities:
Debt prepayment	(153,173)	—
Debt extinguishment costs	(12,994)	—
Proceeds from IPO, net of underwriting discounts	1,348,321	—
Offering costs from IPO	(9,447)	—
Convertible preferred stock and call option issuances	—	224,431
Proceeds from exercise of warrants and call options	9,191	—
Proceeds from exercise of stock options	32,640	765
Net cash provided by financing activities	1,214,538	225,196

Oscar Health, Inc.
News Release

Increase in cash, cash equivalents and restricted cash equivalents	845,252	651,655
Cash, cash equivalents, restricted cash and cash equivalents—beginning of period	843,105	353,380
Cash, cash equivalents, restricted cash and cash equivalents—end of period	$1,688,357	$1,005,035

Cash and cash equivalents	1,671,540	988,530
Restricted cash and cash equivalents included in restricted deposits	16,817	16,505
Total cash, cash equivalents and restricted cash and cash equivalents	$1,688,357	$1,005,035

Supplemental Disclosures:
Interest payments	$3,742	$—
Income tax payments	$814	$351

Non-cash investing and financing activities:
Conversion of redeemable convertible preferred stock to common stock upon initial public offering	$1,744,914	$—
Net exercise of preferred stock warrants to preferred stock upon initial public offering	$28,248	$—
Adjustment to fair value of preferred stock warrant liability upon initial public offering	$13,243	$—

Key Operating and Non-GAAP Financial Metrics
We regularly review a number of metrics, including the following key operating and non-GAAP financial metrics, to evaluate our business, measure our performance, identify trends in our business, prepare financial projections, and make strategic decisions. We believe these operational and financial measures are useful in evaluating our performance, in addition to our financial results prepared in accordance with GAAP.

Members
Members are defined as any individual covered by one of our health plans. We view the number of members enrolled in our health plans as an important metric to help evaluate and estimate revenue and market share. Additionally, the more members we enroll, the more data we have, which allows us to improve the functionality of our platform.

Direct Policy Premiums
Direct policy premiums are defined as the premiums collected from our members or from the federal government during the period indicated, before risk adjustment and reinsurance. These premiums include APTC, or premium subsidies, which are available to individuals and families with certain annual incomes. Through March 31, 2021, APTC was available to those individuals and families with annual incomes between 100% and 600% of the federal poverty level in California and 100% and 400% of the federal poverty level in all other states under the ACA. Starting April 1, 2021, consumers enrolling in Individual health plans through a health insurance marketplace could take advantage of additional subsidies available under the American Rescue Plan, which caps premium payment at 8.5% of household income, and expands maximum coverage subsidies to anyone who received unemployment insurance benefits in 2021. We believe direct policy premiums are an important metric to assess our growth.

Oscar Health, Inc.
News Release
Medical Loss Ratio
Medical loss ratio is calculated as set forth in the table below. Medical claims are total medical expenses incurred by members in order to utilize health care services less any member cost sharing. These services include inpatient, outpatient, pharmacy, and physician costs. Medical claims also include risk sharing arrangements with certain of our providers. The impact of the federal risk adjustment program is included in the denominator of our MLR. We believe MLR is an important metric to demonstrate the ratio of our costs to pay for health care of our members to the premiums before ceded reinsurance. MLRs in our existing products are subject to various federal and state minimum requirements. Below is a calculation of our MLR for the periods indicated.

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	(in thousands)
Direct claims incurred before ceded reinsurance (1)	$598,904	$246,109	$1,056,123	$591,617
Assumed reinsurance claims	2,308	—	4,085	(2)
Excess of loss ceded claims (2)	(4,837)	(5,560)	(9,573)	(10,495)
State reinsurance (3)	(2,826)	(3,425)	(5,169)	(4,329)
Net claims before ceded reinsurance (A)	$593,549	$237,124	$1,045,466	$576,791

Premiums before ceded reinsurance	$723,927	$393,540	$1,334,026	$817,988
Excess of loss reinsurance premiums (4)	(3,277)	(3,052)	(6,212)	(8,599)
Net premiums before ceded reinsurance (B)	$720,650	$390,488	$1,327,814	$809,389
Medical Loss Ratio (A divided by B)	82.4%	60.7%	78.7%	71.3%
(1)See the Appendix to this release for a reconciliation of direct claims incurred to claims incurred, net appearing on the face of our statement of operations.
(2)Represents claims ceded to reinsurers pursuant to an excess of loss treaty, for which such reinsurers are financially liable. We use excess of loss reinsurance to limit the losses on individual claims of our members.
(3)Represents payments made by certain state-run reinsurance programs established subject to CMS approval under Section 1332 of the ACA.
(4)Represents excess of loss insurance premiums paid.

InsuranceCo Administrative Expense Ratio
InsuranceCo Administrative Expense Ratio is calculated as set forth in the table below. The ratio reflects the costs associated with running our combined insurance companies. We believe InsuranceCo Administrative Expense Ratio is useful to evaluate our ability to manage our expenses as a percentage of premiums before ceded quota share reinsurance. Expenses necessary to run the insurance company are included in other insurance costs and federal and state assessments. These expenses include variable expenses paid to vendors and distribution partners, premium taxes and healthcare exchange fees, employee-related compensation, benefits, marketing costs, and other administrative expenses. Below is a calculation of our InsuranceCo Administrative Expense Ratio for the periods indicated.

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	(in thousands)
Other insurance costs	$94,790	$39,644	$174,627	$80,548
Ceding commissions	20,466	30,249	39,772	65,275
Stock-based compensation expense	(9,171)	(3,273)	(18,866)	(7,359)
Health insurance industry fee	—	4,812	—	9,625
Federal and state assessment of health insurance subsidiaries	36,616	18,690	67,214	40,714
Health insurance subsidiary adjusted administrative expenses(A)	$142,701	$90,122	$262,747	$188,803

Premiums before ceded reinsurance	$723,927	$393,540	$1,334,026	$817,988
Excess of loss reinsurance premiums	(3,277)	(3,052)	(6,212)	(8,599)
Net premiums before ceded quota share reinsurance(B)	$720,650	$390,488	$1,327,814	$809,389
Insurance Co Administrative Expense Ratio(A divided by B)	19.8%	23.1%	19.8%	23.3%

Oscar Health, Inc.
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InsuranceCo Combined Ratio

InsuranceCo Combined Ratio is defined as the sum of MLR and InsuranceCo Administrative Expense Ratio. We believe this ratio best represents the current overall performance of our insurance business for activities that can be compared to peers.

Adjusted EBITDA
Adjusted EBITDA is defined as net loss for the Company and its consolidated subsidiaries before interest expense, income tax expense, depreciation and amortization as further adjusted for stock-based compensation, warrant contract expense, changes in the fair value of warrant liabilities, and other non-recurring items as described below. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Adjusted EBITDA is a non-GAAP measure. Management believes that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations.

We caution investors that amounts presented in accordance with our definition of Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate Adjusted EBITDA in the same manner.

Management uses Adjusted EBITDA:
•as a measurement of operating performance because it assists us in comparing the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations;
•for planning purposes, including the preparation of our internal annual operating budget and financial projections;
•to evaluate the performance and effectiveness of our operational strategies; and
•to evaluate our capacity to expand our business.

By providing this non-GAAP financial measure, together with a reconciliation to the most comparable GAAP measure, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for net loss or other financial statement data presented in our consolidated financial statements as indicators of financial performance.

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	(in thousands)
Net loss	$(73,068)	$(40,944)	$(160,439)	$(137,823)
Interest expense	228	—	3,925	—
Income tax expense	589	1,593	1,554	2,524
Depreciation and amortization	3,587	2,521	6,990	5,065
Stock-based compensation/warrant expense (1)	18,273	8,009	50,244	15,245
Other non-recurring items (2)	—	—	21,076	—
Adjusted EBITDA	$(50,391)	$(28,821)	$(76,650)	$(114,989)
(1)Represents (i) non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards, (ii) warrant contract expense, and (iii) changes in the fair value of warrant liabilities.
(2)Represents debt extinguishment costs of $20.2 million incurred on the prepayment of the Company's Term Loan and approximately $0.9 million of non-recurring expenses incurred in connection with our initial public offering.

Oscar Health, Inc.
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Appendix

Oscar Health, Inc.
News Release
Reinsurance Impact

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	(in thousands)
Quota share ceded premiums	$(235,852)	$(300,622)	$(497,728)	$(652,822)
Quota share ceded claims	173,670	181,612	357,539	437,112
Ceding commission	20,466	30,249	39,772	65,275
Experience refund	43,485	26,643	66,710	45,124
Net quota share impact	$1,769	$(62,118)	$(33,707)	$(105,311)

The composition of total reinsurance premiums ceded and reinsurance premiums assumed, which are included as components of total earned premiums in the consolidated statement of operations, is as follows:

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	(in thousands)
Reinsurance premiums ceded, gross	$(239,253)	$(306,427)	$(504,040)	$(664,137)
Experience refunds	43,485	26,643	66,710	45,124
Reinsurance premiums ceded	(195,768)	(279,784)	(437,330)	(619,013)
Reinsurance premiums assumed	3,185	—	5,596	—
Total reinsurance premiums ceded and assumed	$(192,583)	$(279,784)	$(431,734)	$(619,013)

The Company records claims expense net of reinsurance recoveries. The following table reconciles the total claims expense to the net claims expense as presented in the consolidated statement of operations:

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	(in thousands)
Direct claims incurred	$598,904	$246,109	$1,056,123	$591,617
Ceded reinsurance claims	(181,333)	(190,597)	(372,281)	(451,887)
Assumed reinsurance claims	2,308	—	4,085	(2)
Total claims incurred, net	$419,879	$55,512	$687,927	$139,728

The Company records selling, general and administrative expenses net of ceding commissions. The following table reconciles total other insurance costs to the amount presented in the consolidated statement of operations:

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	(in thousands)
Other insurance costs, gross	$115,256	$69,893	$214,399	$145,823
Ceding commissions	(20,466)	(30,249)	(39,772)	(65,275)
Other insurance costs, net	$94,790	$39,644	$174,627	$80,548

Oscar Health, Inc.
News Release
The Company records reinsurance recoverables as “balances due from reinsurance programs” within current assets on its consolidated balance sheets. The composition of the reinsurance recoverables balance is as follows:

	June 30, 2021	December 31, 2020
	(in thousands)
Ceded reinsurance claim recoverables	$326,587	$435,331
Reinsurance ceding commissions	32,051	41,586
Experience refunds on reinsurance agreements	41,536	102,476
Balances due from reinsurance programs	$400,174	$579,393